Exhibit 99.1

    The Cheesecake Factory Announces Executive Officer Promotions

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Jan. 7, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) proudly announces the following executive officer promotions.
    Michael Dixon has been promoted to the position of Senior Vice President, Finance and Chief Financial Officer. Dixon, 41, joined the Company in 2000 as Vice President, Finance and Controller after several years in finance and business development with The Walt Disney Company and nine years with the international accounting firm of Coopers & Lybrand. He is a CPA and holds BS and MS degrees from the University of Michigan. In his expanded role, Dixon will assume full responsibility for all financial, accounting and internal control activities for the Company. As CFO, Dixon succeeds Jerry Deitchle, who will continue his duties as corporate President. "I am very pleased to pass the CFO baton to a financial executive of Mike's caliber," commented Deitchle. "Both David Overton, our Chairman and CEO, and I are confident that Mike will do an excellent job in his expanded role, supported by our talented and experienced financial team, solid balance sheet, state-of-the-art systems and strong financial flexibility."
    Also promoted was Debby Zurzolo to the position of Executive Vice President, Secretary and General Counsel. Zurzolo, 47, joined the Company in 1999 as Senior Vice President and General Counsel. From 1982 until joining the Company, Zurzolo practiced law at Greenberg Glusker Fields Claman & Machtinger LLP in Los Angeles, California. As a partner with that firm, Zurzolo represented the Company on various real estate matters. She will continue to lead the Company's in-house legal department and manage all of the Company's legal affairs. "Debby has added significant value to our Company as our General Counsel, and we are fortunate to have her on our senior management team," said Overton.
    The Cheesecake Factory Incorporated operates 73 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000